UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  Date of Report:  February 22, 2007
(Date of Earliest Event Reported)

ANR PIPELINE COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-7320	38-1281775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant.

As previously disclosed in Item 8.01 of the Current Report on Form 8-K filed on December 28, 2006 by ANR Pipeline Company ("ANR"), on December 22, 2006, El Paso Corporation ("El Paso"), ANR's indirect ultimate parent company, announced it was selling ANR to an affiliate or subsidiary of TransCanada Corporation ("TransaCanada").  A copy of El Paso's press release is included as Exhibit 99.A and is incorporated by reference herein.

On February 22, 2007, the above-described transaction was consummated, resulting in a change in the effective control of ANR.  On that date, a subsidiary of El Paso sold 100% of the outstanding shares of the capital stock of ANR's parent, American Natural Resources Company, to TransCanada American Investments Ltd., a subsidiary of TransCanada.  The cash purchase price was approximately $2.8 billion (subject to adjustments under the pruchase and sale agreement governing the transaction).  TransCanada funded the purchase price through a combination of proceeds from its recent equity offering, cash on hand as well as funds drawn on newly established bridge and term loan facilities.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

99.A	Press Release of El Paso Corporation dated December 22, 2006 (incorporated by reference to Exhibit 99.A of the Registrant's current Report on Form 8-K filed on December 28, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANR PIPELINE COMPANY
By:	/s/ Tom Janish
Thomas P. Janish
Controller and Principal Financial Officer

Dated:  February 27, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release of El Paso Corporation dated December 22, 2006 (incorporated by reference to Exhibit 99.A of the Registrant's current Report on Form 8-K filed on December 28, 2006).